SCHEDULE A

As of December 9, 2022, the Trustees have established the following Series of the Trust:

Harbor Scientific Alpha High-Yield ETF

Harbor Scientific Alpha Income ETF

Harbor Disruptive Innovation ETF

Harbor Long-Term Growers ETF

Harbor All-Weather Inflation Focus ETF

Harbor Corporate Culture Leaders ETF

Harbor Dividend Growth Leaders ETF

Harbor Energy Transition Strategy ETF

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Corporate Culture ETF

Harbor Corporate Culture Small Cap ETF

Harbor Small Cap Explorer ETF